EXHIBIT 1. UNDERWRITING AGREEMENT

                             UNDERWRITING AGREEMENT


                                                               November 27, 2001

UnionBanCal Corporation
350 California Street
San Francisco, California 94104

Dear Sirs and Mesdames:

     We, as Underwriters (the "UNDERWRITERS"), understand that UnionBanCal Corporation, a California corporation (the "COMPANY"), proposes to issue and sell $200,000,000 aggregate principal amount of [--]% Senior Notes due 2006 (the "OFFERED SECURITIES"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of February 19, 1999 between the Company and Bank One Trust Company, National Association (successor to The First National Bank of Chicago), as trustee (the "TRUSTEE"), including an officer's certificate establishing the terms of the Offered Securities under Section 2.3 thereof (collectively, the "INDENTURE").

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Debt Securities set forth below opposite their names at a purchase price of -----% of the principal amount of Debt Securities:



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                                                            PRINCIPAL AMOUNT OF
                 NAME                                          DEBT SECURITIES
----------------------------------------------              --------------------

Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
                                                            --------------------

         Total..........................................         $200,000,000

     The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California at 7:00 a.m. (San Francisco time) on November 30, 2001, or at such other time agreed to by the Company and the Underwriters. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

     The Offered Securities shall have the terms set forth in the Prospectus dated November 21, 2001, and the Prospectus Supplement dated November 27, 2001, including the following:

Terms of Debt Securities


Maturity Date:                                 ------------- ---, 2006
Interest Rate:                                 [----]%
Interest Payment Dates:                        ------------- --- and
                                               ------------- ---
                                               commencing ------------
                                               ---, 2002

     All provisions contained in the document entitled UnionBanCal Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated November 27, 2001, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.




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     Please confirm your  agreement by having an authorized  officer sign a copy of this Agreement in the space set forth below.

                                      Very truly yours,

                                      SALOMON SMITH BARNEY INC.
                                      BEAR, STEARNS & CO. INC.
                                      LEHMAN BROTHERS INC.
                                      MORGAN STANLEY & CO. INCORPORATED

                                      By:  SALOMON SMITH BARNEY INC.



                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted:

UNIONBANCAL CORPORATION



By:
      --------------------------------------
      Name:
      Title:




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                             UNIONBANCAL CORPORATION

                             UNDERWRITING AGREEMENT
                               STANDARD PROVISIONS

                                (DEBT SECURITIES)

                                NOVEMBER 27, 2001


     From time to time, UnionBanCal Corporation, a California corporation (the "COMPANY"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "UNDERWRITING AGREEMENT"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Offered Securities and has filed with, or transmitted for filing to, or, after the date of the Underwriting Agreement within the required time period, shall file with or transmit for filing to, the Commission a prospectus supplement dated the date of the Underwriting Agreement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Offered Securities pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The term "REGISTRATION STATEMENT" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "BASIC PROSPECTUS" means the prospectus included in the Registration Statement, as such prospectus shall have been amended or supplemented (but excluding any supplements thereto relating solely to securities other than the Offered Securities) as of the date of this Agreement. The term "PROSPECTUS" means the Basic Prospectus together with the Prospectus Supplement. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein as of the respective dates of those documents. The terms "SUPPLEMENT," "AMENDMENT" and "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Underwriting Agreement by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").



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     1.  REPRESENTATIONS AND WARRANTIES.  The Company represents and warrants to and agrees with each of the Underwriters as of the date of the Underwriting Agreement that:

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

     (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, at the Effective Date, did not contain and each such part, as amended or supplemented, at such date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, at the Effective Date, complied, and the Prospectus, at the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, and as amended or supplemented, if applicable, when so filed, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus, as of its date, did not contain, and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information concerning any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use therein, it being understood and agreed that the only such information is that described in
Section 6(b) hereof, or (B) to those parts of the Registration Statement that constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the trustees referred to in the Registration Statement. As used herein, the term "Effective Date" means the later of (x) the date the Registration Statement (or any post-effective amendment) was declared effective by the Commission under the Securities Act and
(y) the date that the Company's most recent Annual Report on Form 10-K was filed with the Commission under the Exchange Act.

     (c) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of California, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-



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assessable and are owned  directly or indirectly by the Company,  free and clear of all liens, encumbrances, equities or claims.

     (d) Union Bank of California, N.A. ("UBOC") has been duly incorporated, is validly existing as a national banking association in good standing under the laws of the United States, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" shall mean a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

     (e) The Company and its subsidiaries are in compliance in all material respects with all laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation the failure to comply with which would have a Material Adverse Effect.

     (f) This Agreement has been duly authorized, executed and delivered by the Company.

     (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (A) may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of reasonableness, good faith and fair dealing.

     (h) The Offered Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (A) may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of reasonableness, good faith and fair dealing.



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


     (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or, except for violations that individually or in the aggregate would not result in a Material Adverse Effect, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, (i) except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities or (ii) except to the extent that the failure to so obtain would not individually or in the aggregate have a Material Adverse Effect.

     (j) Since the date as of which information is given in the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of the Underwriting Agreement).

     (k) Each preliminary prospectus filed pursuant to Rule 424(b) under the Securities Act complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     (l) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.




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     (n)  The  Company  and  each  of  its  subsidiaries  possess  all  material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as set forth in the Prospectus.

     2. PUBLIC OFFERING. The Company is advised by the Underwriters that they propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in their judgment is advisable. The terms of the public offering of the Offered Securities, including the initial public offering price thereof, will be set forth in the Prospectus.

     3. PURCHASE AND DELIVERY. Payment for the Offered Securities shall be made to the Company by wire transfer of immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Underwriters of the Offered Securities. The Offered Securities shall be delivered to the Underwriters only in book- entry form through the facilities of The Depository Trust Company in New York, New York. The certificate or certificates for the Offered Securities shall be in the form of one or more typewritten global notes in fully registered form, in the aggregate principal amount of the Offered Securities, and registered in the name of Cede & Co., as nominee of The Depository Trust Company. The Company agrees to make the Offered Securities available to the Underwriters for checking not later than 9:00 a.m., New York time, on the last business day preceding the Closing Date at such place as may be agreed upon between the Underwriters and the Company, or at such other time and/or date as may be agreed upon between the Underwriters and the Company.

     4. CONDITIONS TO CLOSING. The several obligations of the Underwriters hereunder are subject to the following conditions:

     (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible negative change or that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

          (ii) since the date as of which information is given in the Prospectus, there shall not have occurred any change, or any development involving a



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     prospective  change,  in the condition,  financial or otherwise,  or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of the Underwriting Agreement), that, in the judgment of the Underwriters, is
     material   and  adverse  and  that  makes  it,  in  the   judgment  of  the
     Underwriters, impracticable to market the Offered Securities on the terms and in the manner contemplated by the Prospectus; and

          (iii) the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company (an "EXECUTIVE OFFICER"),

               (A) to the effect set forth in Section 4(a)(ii) hereof; and

               (B) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

          The Executive Officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (b) The Underwriters shall have received on the Closing Date an opinion of Pillsbury Winthrop LLP, outside counsel to the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A.

     (c) The Underwriters shall have received on the Closing Date an opinion of John H. McGuckin, Jr., Executive Vice President and General Counsel of the Company, dated the Closing Date, substantially to the effect set forth in Exhibit B.

     (d) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Indenture, the Registration Statement and the Prospectus and such other matters as the Underwriters may reasonably request.

     With respect to Sections 4(b) and 4(d) hereof, Pillsbury Winthrop LLP and Davis Polk & Wardwell, respectively, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including




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documents incorporated therein by reference),  but are without independent check or verification, except as specified.

     With respect to Section 4(b) hereof, Pillsbury Winthrop LLP may rely, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Company contained herein and in other documents and instruments.

     The opinion of Pillsbury Winthrop LLP described in Section 4(b) hereof shall be rendered to the Underwriters at the request of the Company and shall so state therein.

     (e) The Underwriters shall have received on the date of the Prospectus and on the Closing Date letters, dated the date of the Prospectus and the Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

     5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters contained herein, the Company covenants with each Underwriter as follows:

     (a) To furnish to each Underwriter, without charge, a conformed copy of the Registration Statement (including exhibits thereto and, upon request, including documents incorporated therein by reference) and, during the period mentioned in
Section 5(c) hereof, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

     (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object promptly after reasonable notice thereof.

     (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters (which counsel shall be reasonably acceptable to the Company; PROVIDED that Davis Polk & Wardwell shall be deemed to be acceptable to the Company), the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or




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supplement the Prospectus to comply with law,  forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Offered Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a
purchaser,  be  misleading  or  so  that  the  Prospectus,   as  so  amended  or
supplemented, will comply with law and to cause such amendments or supplements to be filed promptly with the Commission within the requisite time period required by the Securities Act or the applicable rules and regulations promulgated by the Commission thereunder.

     (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as the Underwriters shall reasonably request; PROVIDED that in connection therewith, the Company shall not be required to qualify as a foreign corporation or as a dealer or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (e) To make generally available to the Company's security holders and to the Underwriters as soon as practicable an earning statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of the Underwriting Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

     (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities and (ii) commercial paper), without the prior written consent of the Underwriters.

     (g) Whether or not any sale of Offered Securities is consummated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Offered Securities,
(iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Offered Securities under state securities or Blue Sky laws in accordance with the provisions of Section 5(d) hereof,




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including  filing  fees  and the  fees  and  disbursements  of  counsel  for the
Underwriters in connection therewith and in connection with the printing or producing and delivery of any Blue Sky memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Offered Securities, (vii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the Offered Securities, and
(viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

     6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or allegedly untrue statement or omission based upon information concerning any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use therein, it being understood and agreed that the only such information is that described in Section 6(b) hereof; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure is the result of non-compliance by the Company with Section 5(a) hereof.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information concerning such Underwriter furnished to the Company by or on behalf of such Underwriter in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The Company understands and agrees that the statements set forth in the last paragraph of the cover page regarding delivery of the Offered Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Offered Securities, (ii) the statements related to concessions and reallowances, and (iii) the statements relating to stabilization, syndicate covering transactions and penalty bids, in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto constitute the only information furnished in writing by or on behalf of the Underwriters expressly for use therein.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 6(a) above, and by the Company, in the case of parties indemnified pursuant to Section 6(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this
Section 6(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 10 days prior to such settlement being entered into (PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6) and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective underwriting discounts or commissions applicable to the Offered Securities purchased by each of such Underwriters and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Offered Securities.

     7. TERMINATION. This Agreement shall be subject to termination by notice given by the Underwriters to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or California shall have been declared by Federal, New York State or California authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and (b) in the case of any of the events specified in clauses (i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated by the Prospectus.

     8. DEFAULTING UNDERWRITERS. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Offered Securities set forth opposite their respective names herein bears to the aggregate number of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the non- defaulting Underwriters may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such number of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate number of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Offered Securities to be purchased, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination, either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms of this Agreement or to fulfill any of the conditions of this Agreement set forth in Section 4 hereof, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Offered Securities.

     9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective indemnity and contribution agreements and the representations, warranties and other statements of the Company, its officers and the Underwriters set forth in this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

     10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     11. COUNTERPARTS. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

     12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                                                       EXHIBIT A

                        OPINION OF COUNSEL TO THE COMPANY
                        ---------------------------------

     The opinion or opinions of Pillsbury Winthrop LLP, outside counsel to the Company, to be delivered pursuant to Section 4(b) of the Underwriting Agreement, shall be to the following effect (capitalized terms used herein and not defined herein shall have the meanings set forth in the Underwriting Agreement):

     1. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

     2. UBOC has been duly incorporated, is validly existing as a national banking association in good standing under the laws of the United States, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

     3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     4. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (A) may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of reasonableness, good faith and fair dealing.

     5. The Offered Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as (A) may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of reasonableness, good faith and fair dealing.

     6. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law (except with respect to the Blue Sky laws of the various states) or the articles of incorporation or by-laws of the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Offered Securities, (i) except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities or (ii) except to the extent that the failure to so obtain would not individually or in the aggregate have a Material Adverse Effect.

     7. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     8. Such counsel (A) is of the opinion that each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement, at the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) is of the opinion that the Registration Statement, at the Effective Date, and the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act (in each case, except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any opinion) complied as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (D) has no reason to believe that (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any belief) the Prospectus, as of its date and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     9. The statements (a) in the Base Prospectus under the captions "Description of Securities--Description of Debt Securities," (b) in the Prospectus Supplement under the captions "Description of the Notes," "Certain U.S. Federal Tax Considerations," (c) in the Registration Statement in Item 15,
(d) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (e) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein constitute accurate summaries in all material respects.

                                                                       EXHIBIT B

                        OPINION OF JOHN H. MCGUCKIN, JR.
                        --------------------------------

     The opinion or opinions of John H. McGuckin, Jr., Executive Vice President and General Counsel of the Company, to be delivered pursuant to Section 4(c) of the Underwriting Agreement, shall be to the following effect (capitalized terms used herein and not defined herein shall have the meanings set forth in the Underwriting Agreement):

     1. All of the issued shares of capital stock of UBOC have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

     2. To the best of his knowledge, the Company and its subsidiaries are in compliance in all material respects with all laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation the failure to comply with which would have a Material Adverse Effect.

     3. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Offered Securities will not contravene, to the best of his knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of his knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, in each case, except for violations that individually or in the aggregate would not result in a Material Adverse Effect.

     4.  To the  best of his  knowledge,  there  are no  legal  or  governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) which are required to be described in the documents incorporated by reference in the Registration Statement or Prospectus and are not so described or (ii) which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or in the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate any of the transactions contemplated by the Underwriting Agreement. To the best of his knowledge, there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     5. In addition, he or his staff have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, the Company's outside counsel and representatives of the Underwriters and counsel to the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although he is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to his attention that have led him to believe that the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circum stances under which they were made, not misleading, except that he expresses no belief with respect to the financial statements, schedules and other financial and statistical data included therein, or incorporated, or deemed to be incorporated, by reference therein or the exhibits to the Registration Statement and that part of the Registration Statement that constitutes the Form T-1 heretofore referred to.